Exhibit 99.1

MicroCloud Hologram Inc. Files 2022 Annual Report on Form 10-K

Shenzhen, March 14, 2023 — MicroCloud Hologram Inc. (Nasdaq: HOLO) (“MicroCloud” or the “Company”) today filed operational and financial results for the fiscal year ended December 31, 2022 on Form 10-K with the Securities and Exchange Commission (the “SEC”). MicroCloud focuses on the research and development and application of holographic technology, and endeavors to provide leading holographic technology services to its customers worldwide.

The Company’s total operating revenues increased by approximately 28.8% from $56.3 million for the year ended December 31, 2021 to $72.5 million for the year ended December 31, 2022, primarily due to the increased customer demands on the holographic solutions and the Company’s successful business development during 2022.

“We are entering an exciting phase for our company where the resources of the public capital markets will be available to enhance our research and development efforts and business growth in developing holographic technology. We believe that this will enable us to execute more rapidly and efficiently in delivering and scaling new services, designs and products to our customers worldwide,” said Wei Peng, the Chairman of the Board of Directors of MicroCloud.

The information disclosed in this press release does not purport to be complete and is qualified in its entirety by reference to the Company’s annual report on Form 10-K. The annual report, which contains the Company’s audited consolidated statements, can be accessed on the SEC’s website at http://www.sec.gov.

About MicroCloud Hologram Inc.

MicroCloud provides a broad range of holographic technology services in the holographic industry, which includes high-precision holographic light detection and ranging (“LiDAR”) solutions, based on holographic technology, exclusive holographic LiDAR point cloud algorithms architecture design, breakthrough technical holographic imaging solutions, holographic LiDAR sensor chip design, and holographic vehicle intelligent vision technology to service customers that provide reliable holographic advanced driver assistance systems (“ADAS”). MicroCloud also provides holographic digital twin technology services for customers and has built a proprietary holographic digital twin technology resource library.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Among other things, the business outlook, as well as the Company’s strategic and operational plans, contain forward-looking statements. Forward-looking statements are not guarantees or assurances of future performance and involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: the Company’s goals and strategies; the Company’s future business development, financial condition and results of operations; the expected growth of the holographic industry; and the Company’s expectations regarding demand for and market acceptance of its products and services. Further information regarding these and other risks is included in the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and current report on Form 8-K, as well as other documents filed with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any obligation to update any forward-looking statement, except as required under applicable laws.

Contacts

MicroCloud Hologram Inc.

IR@mcvrar.com